GEORGIA DEPARTMENT OF

Community Health 2 Peachtree Street, NW Atlanta, GA 30303-3159

Rhonda M. Medows, MD, Commissioner Sonny Perdue, Governor www.dch.georgia.gov

June 8, 2007 Sent Via: Certified Mail; Return Receipt Requested

Craig Bass
Amerigroup Georgia Managed Care Company, Inc 303 Perimeter Center North
Suite 400
Atlanta, Georgia 30328

Re: NOTICE OF RENEWAL FOR CALENDAR YEAR 2007 Contract #0652 Medicaid Managed Care

Dear Mr. Bass

This letter serves as written notice that the Department of Community Health (hereinafter “DCH” or the “Department”) is exercising its option to renew the above-referenced contract for an additional State fiscal year, subject to the terms and conditions of the underlying contract (the “Contract”) and any applicable subsequent amendments. The Contract, as renewed, shall terminate on June 30, 2008. All terms and conditions of the contract, including reimbursement, shall remain as stated in the original contract and any amendments thereto.

Enclosed is an additional copy of this letter. Please sign both copies where indicated retaining one for your files and returning the other via fax and mail before close of business June 29, 2007 to:

Georgia Department of Community Health Contract Administration
2 Peachtree Street 40th Floor
Atlanta, Georgia 30303
Fax: (404) 463-0663

Please contact me at (404) 463-1930 or via email at bshepard@dch.ga.gov should you have any questions or require additional information. We look forward to continuing with your contract in Fiscal Year 2008.

BS/wc cc:	Sincerely, /s/ Barry Shepard Barry Shepard Contract Specialist Charemon Grant, Esq. General Counsel File

Equal Opportunity Employer

Signature of Acceptance:

We, , do hereby acknowledge the renewal of our contract, Amerigroup Georgia Managed Care Company, Inc Contract #0652 and agree to the renewal terms as heretofore stated by the duly authorized signature below:

Authorized Signature Date